SECOND AMENDED AND RESTATED

CONSULTING AND SERVICES AGREEMENT

THIS SECOND AMENDED AND RESTATED CONSULTING AND SERVICES AGREEMENT (the “Agreement”) is made as of June 9, 2017 (the “Effective Date”) by and between REX MLPshares, LLC (the “Product Agent”), a Delaware limited liability company, and United States Commodity Funds LLC (the “Manager”), a Delaware limited liability company.  Capitalized terms that are used but not defined herein shall have the meaning given to them in Appendix A to the Agreement.

WITNESSETH

WHEREAS, the Manager and the Product Agent entered into the Consulting and Services Agreement, effective as of December 11, 2015 (the “Initial Effective Date”), as amended and restated in its entirety by the Amended and Restated Consulting and Services Agreement effective as of November 28, 2016 (the “Consulting and Services Agreement”);

WHEREAS, the Manager and the Product Agent now wish to amend and restate the Consulting and Services Agreement in its entirety by entering into the Agreement;

WHEREAS, the Manager is registered as a commodity pool operator with the Commodity Futures Trading Commission and is a member of the National Futures Association;

WHEREAS, the Manager serves as sponsor and commodity pool operator to the USCF Funds Trust, a Delaware statutory trust (the “Trust”) and each series of the Trust identified on Exhibit A, as may be amended from time to time by the mutual consent of the parties to this Agreement, (each, a “REX-USCF Fund” and, collectively, the “REX-USCF Funds”) pursuant to the trust agreement for the Trust, as amended, restated or supplemented from time to time, including with respect to creation of one or more REX-USCF Funds (the “Trust Agreement”), as applicable; and

WHEREAS, the Manager desires to enter into the Agreement, which shall amend and restate the Consulting and Services Agreement in its entirety, with the Product Agent on behalf of the Manager, the Trust and the REX-USCF Funds, under which the Product Agent shall provide certain services to the Manager, the Trust and the REX-USCF Funds in connection with the REX-USCF Funds;

NOW, THEREFORE, the parties hereto agree as follows:

1.	Duties of the Product Agent.
(a)	The Product Agent shall provide such reasonable services as may be requested by the Manager in connection with the creation and launch of the REX-USCF Funds, including but not limited to reviewing documentation with respect to the creation of the Trust and the REX-USCF Funds, reviewing any relevant documentation and applications in connection with product launches and coordinating with the Manager with respect to product structure considerations.

(b)	The Product Agent shall be responsible for developing the investment methodology for the REX-USCF Funds, providing appropriate benchmarks for the REX-USCF Funds, and assisting in determining the strategy for satisfying the investment methodology, in each case in consultation with the Manager. The Product Agent shall assist in obtaining a license or sub-license for the applicable REX-USCF Fund, as needed, with respect to any relevant index. The Manager shall have the right to review and approve of the form of any such license or sub-license for the relevant index, if any.
(c)	The Product Agent shall be required to spend a commercially reasonable amount of time on the ongoing services that it provides to the Manager, the Trust and each REX-USCF Fund.
(d)	The Manager and Product Agent shall work together to ensure that appropriate agreements are entered into with the service providers to the REX-USCF Funds and, at the request of the Manager, the Product Agent shall coordinate and work with such services providers as appropriate.
2.	Duties of the Manager.
(a)	The Manager shall have responsibility for creating the Trust and any series of the Trust pursuant to the Trust Agreement. Unless otherwise agreed to by the parties to this Agreement, each REX-USCF Fund shall be a series of the Trust. The Manager shall be the sponsor of the Trust.
(b)	The Manager shall have responsibility for all portfolio operation services to be provided to the REX-USCF Funds as well as other services to be provided to the REX-USCF Funds as Sponsor, which may be provided directly or by service providers, including, without limitation:
(i)	regulatory filings by the REX-USCF Funds;
(ii)	legal and regulatory compliance by the REX-USCF Funds;
(iii)	trading and reconciliation of the investments of the REX-USCF Funds;
(iv)	portfolio back-office functions;
(v)	supervision and coordination with service providers and vendors for the Trust and the REX-USCF Funds (including, without limitation, the custodian, administrative agent, accountant, futures commission merchants, transfer agents, tax reporting, legal counsel, auditors);

(vi)	initially and continually listing the units of any REX-USCF Fund on NYSE Arca, BATS Exchange, NASDAQ OMX, and any other national or international securities exchange on which the units of such REX-USCF Fund may be listed or traded from time to time.
(c)	If Manager makes a determination that any person must be registered with the National Futures Association (“NFA”), then the Product Agent and the Manager shall coordinate and take reasonable action to register such person as an associated person of the Manager.
(d)	The Manager and the Product Agent shall work together to select and enter into agreements with (i) the market maker for each of the REX-USCF Funds, and (ii) the authorized participants for each of the REX-USCF Funds; and to manage the relationships with the market makers and authorized participants for each of REX-USCF Funds.
3.	Fees; Expenses.
(a)	For the services to be provided by the Product Agent pursuant to this Agreement, the Manager will pay the Product Agent, and the Product Agent agrees to accept as full compensation therefor, a fee as set forth in Appendix A. In the event of termination of this Agreement in whole or in respect to any REX-USCF Fund, the fee provided in this section shall be computed on the basis of the period ending on the last Business Day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. Expenses of the Manager, the Product Agent, the Trust and the REX-USCF Funds will be allocated as set forth in Appendix A.
4.	Representations and Warranties of Product Agent. The Product Agent represents and warrants to the Manager, the Trust and the REX-USCF Funds that:
(a)	The Product Agent has the full power and authority to enter into this Agreement and to perform the services described under this Agreement.
(b)	The Product Agent is a limited liability company duly organized and validly existing under the laws of the state of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted.
(c)	The execution, delivery and performance by the Product Agent of this Agreement are within the Product Agent’s powers and have been duly authorized by all necessary action and no further action is required on its part to authorize this Agreement.
(d)	The execution, delivery and performance by the Product Agent of this Agreement do not violate or result in a default under (i) any provision of applicable law, rule or regulation, (ii) the Product Agent’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Product Agent.

(e)	The Product Agent is registered with applicable regulators in each capacity in which it is required to register to perform its duties with respect to USCF, the Trust, and the REX-USCF Funds and under this Agreement and will continue to be so registered, if required, so long as this Agreement remains in effect.
(f)	This Agreement (including Appendix A) and each other agreement, instrument or document to be executed and delivered by the Product Agent pursuant to this Agreement constitutes the legal, valid and binding obligation of the Product Agent, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and other laws and equitable principles affecting creditors’ rights generally and the discretion of the courts in granting equitable remedies.
5.	Representations and Warranties of the Manager. The Manager represents and warrants to the Product Agent as follows:
(a)	The Manager is registered as a commodity pool operator with the Commodity Futures Trading Commission and is a member of the NFA and will continue to be so registered, if required, so long as this Agreement remains in effect;
(b)	The Manager has the full power and authority to enter into this Agreement, to serve as Manager to the REX-USCF Funds and to perform the services described under this Agreement.
(c)	The Manager is a limited liability company duly organized and validly existing under the laws of the state of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted.
(d)	The execution, delivery and performance by the Manager of this Agreement are within the Manager’s powers and have been duly authorized by all necessary action and no further action is required on its part to authorize this Agreement.
(e)	The execution, delivery and performance by the Manager of this Agreement do not violate or result in a default under (i) any provision of applicable law, rule or regulation, (ii) the Manager’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Manager.
(f)	This Agreement (including Appendix A) and each other agreement, instrument or document to be executed and delivered by the Manager pursuant to this Agreement constitutes the legal, valid and binding obligation of the Manager, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and other laws and equitable principles affecting creditors’ rights generally and the discretion of the courts in granting equitable remedies.

6.	Covenants of Product Agent.
(a)	The Product Agent will promptly notify the Manager of the occurrence of any event that would substantially impair the Product Agent’s ability to fulfill its commitment under this Agreement.
(b)	Unless the Product Agent is prohibited from doing so, the Product Agent will promptly notify the Manager if it, or the CTA Affiliate (as defined below), if any, is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of (i) any REX-USCF Fund or (ii) the Product Agent to the extent relating to any REX-USCF Fund or the ability of the Product Agent to perform under the Agreement.
(c)	Upon receipt of notice from the Manager that the combined assets under management of the United States 3X Oil Fund and the United States 3X Short Oil Fund (each a “Leveraged Oil Fund” and together, the “Leveraged Oil Funds”) exceed $300,000,000, the Product Agent or, with the written consent of the Manager, an affiliate thereof (such affiliate, the “CTA Affiliate”) shall register promptly as a commodity trading advisor (“CTA”) with the NFA, if the Product Agent or such CTA Affiliate is not already so registered, and comply with the Commodity Exchange Act, and all applicable rules and requirements of the Commodity Futures Trading Commission (“CFTC”) and NFA. The Product Agent shall notify the Manager when it or the CTA Affiliate, as applicable, has completed registration as a CTA, at which time, the parties will work to transition trading of assets of one or more of the Leveraged Oil Funds, as agreed to by the parties, from the Manager to the Product Agent or the CTA Affiliate, as applicable.
7.	Covenants of Manager.
(a)	The Manager agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.
(b)	The Manager agrees that it shall not consent to a material amendment or modification of the Trust Agreement that (i) is inconsistent with this Agreement and the applicable disclosure document of any REX-USCF Fund or (ii) that would have an adverse effect on the Product Agent, in each case without the prior written consent of the Product Agent, such consent not be unreasonably withheld or delayed.
(c)	The Manager shall provide notice to the Product Agent when the combined assets under management of the Leveraged Oil Funds exceed $300,000,000.
(d)	The Manager will promptly notify the Product Agent of the occurrence of any event that would substantially impair the Manager’s ability to fulfill its commitment under this Agreement or disqualify the Manager from serving as a commodity pool operator with the Commodity Futures Trading Commission or fulfilling its duties under the Trust Agreement.

(e)	Unless the Manager is prohibited from doing so, the Manager will promptly notify the Product Agent if it is served or otherwise receives notice of any action, suit, proceeding, material inquiry, or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of (i) the REX-USCF Funds or (ii) the Manager to the extent relating to any REX-USCF Fund or the ability of the Manager to perform under the Agreement.
8.	Intellectual Property.
(a)	The Product Agent shall grant the Manager use of the Product Agent’s name(s), derivatives, logos, trademarks, service marks or trade names in connection with certain materials used in the ordinary course of business, such as prospectuses, financial reports, fund fact sheets, fund name and related materials, including advertising and marketing materials for the REX-USCF Funds. The Manager shall grant the Product Agent use of the Manager’s name(s), derivatives, logos, trademarks, service marks or trade names in connection with certain materials used in the ordinary course of business, such as prospectuses, financial reports, fund fact sheets, fund name and related materials, including advertising and marketing materials for the REX-USCF Funds. Such grants will be revoked as to future use as soon as the Agreement is terminated with respect to any such REX-USCF Fund.
(b)	Except as otherwise expressly provided in this Agreement, neither party grants the other party hereto any other license, express or implied, to such party’s intellectual property rights or other property. The parties agree to negotiate in good faith to conclude promptly a separate intellectual property rights and license agreement governing the rights to any intellectual property reasonably necessary to effectuate the duties and obligations of each party under this Agreement and any related agreements with third parties, including but not limited to, rights in domains, website content, investment methodologies and strategies, marketing materials, confidential information, and any other proprietary information.
(c)	The Manager and the Product Agent agree to enter into one or more separate agreements addressing the licenses and/or sublicenses needed for the REX-USCF Funds, if any, intellectual property for the REX-USCF Funds, including ownership and intellectual property rights in connection with the REX-USCF Funds, the website of the REX-USCF Funds and allocation of responsibility among the parties with respect to satisfying compliance obligations applicable to the website for the REX-USCF Funds, in each case as needed for the applicable REX-USCF Funds.

9.	Duration and Termination.
(a)	Duration of the Agreement. This Agreement shall become effective as of the Effective Date and continue in effect for a period of five (5) years from the Initial Effective Date and thereafter shall renew for successive three (3) year periods, unless terminated earlier in accordance with the provisions of this Agreement.
(b)	Termination of the Agreement by the Parties. This Agreement may be terminated without payment of any penalty:
(i)	With respect to any REX-USCF Fund, by mutual consent of the Product Agent and the Manager.
(ii)	By any party, upon ninety (90) days’ prior written notice to the other party; provided, however, that for purposes of this section 9(b)(ii), the CTA Affiliate shall be treated as a party, in the event that:
a.	the other party commits a material breach of this Agreement, and such material breach has not been cured by the breaching party within thirty (30) days from the date of notice from the other party of such material breach;
b.	the other party becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; makes a voluntary assignment or transfer of all or substantially all of its property; has a custodian, trustee, or receiver appointed for it, or for all or substantially all of its property; has bankruptcy, reorganization, arrangements, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law for the relief of debtors, instituted by or against it, and, if instituted against it, any of the foregoing is allowed or consented to by the other party or is not dismissed within sixty (60) days after such institution; or
c.	any adverse finding is made in respect of, or official sanction imposed on, any other party by any relevant regulatory authority which would be likely to have a material adverse effect on such party’s ability to serve as Manager or Product Agent, as applicable, to the REX-USCF Funds under this Agreement or to perform its obligations under this Agreement;
d.	any party is dissolved or its existence is terminated. .
(c)	Termination on Change of Control of Product Agent.
(i)	If, in the event of a Change of Control of the Product Agent, the Manager determines that such Change of Control may have a negative impact on the Manager, the Trust or any of the REX-USCF Funds, such determination to be made by the Manager in its sole discretion, the Manager may provide written notification of optional termination with respect to the Agreement (such termination an “Optional Termination”).

For purposes of the Agreement, “Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all the assets of REX Shares, LLC, the Product Agent or any Permitted Successor (as defined herein), or (2) the direct or indirect sale, lease, transfer, conveyance or other disposition by the sole member of the Product Agent (as of the Effective Date) of more than 50% of the outstanding voting equity of the Product Agent, or (3) the direct or indirect sale, lease, transfer, conveyance or other disposition by the members of REX Shares, LLC (as of the Effective Date) of more than 50% of the outstanding voting equity of REX Shares LLC or any Permitted Successor, provided, however, that a Change of Control shall not be deemed to have occurred in the event of the consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of REX Shares, LLC provided that, (x) the surviving entity following such reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of REX Shares, LLC assumes all liabilities and obligations of REX Shares, LLC under this Agreement, and (y) immediately after the transaction, the members of REX Shares, LLC immediately prior to the transaction own, directly or indirectly, in substantially the same proportion as their respective ownership of the outstanding voting equity of REX Shares, LLC immediately prior to the transaction, at least 90% of the outstanding voting equity of a corporation or other entity which, as the result of the transaction, owns all or substantially all of outstanding voting equity securities of REX Shares, LLC or all or substantially all of the REX Shares, LLC’s assets, either directly or indirectly through one or more subsidiaries (such entity satisfying clauses (x) and (y) of this Section 9(c)(i), a “Permitted Successor”).

(ii)	Upon receipt of a notice of Optional Termination from the Manager, the Product Agent and the Manager will agree upon an effective date for the Optional Termination (the “Optional Termination Date”). Prior to Optional Termination Date, the Product Agent will effect the transfer and assignment of the Product Agent’s rights and responsibilities under applicable contracts, if any, for the REX-USCF Funds and will take such other commercially reasonable action as may be requested by the Manager to assist the Manager in being able to continue operation of the REX-USCF Funds, such as causing the assignment, transfer, license or sublicense of any relevant intellectual property necessary to continue the operation of the REX-USCF Funds.

(iii)	Upon completion of the Option Termination, the Manager will pay the Product Agent an optional termination payment (the “Optional Termination Payment”) as set forth in Appendix A to this Agreement.
(d)	Termination of a REX-USCF Fund.
(i)	At any time prior to the initial public offering of any of the Leveraged Oil Funds, USCF may terminate this Agreement with respect to any of the Leveraged Oil Funds on ten (10) calendar days prior notice to the Product Agent without payment of any penalty in which case the Manager shall not pursue an offering of the Leveraged Oil Funds using the offering documents prepared for the Leveraged Oil Funds.
(ii)	At any time on or after the second anniversary of the date a REX-USCF Fund has its initial public offering, if the Average Assets (as defined in Appendix A to this Agreement) of such REX-USCF Fund as of the most recent calendar month are less than $50,000,000, then the Manager and the Product Agent shall consult as to whether to terminate with respect to such REX-USCF Fund and (x) may either terminate and wind-down such Fund, or (y), if Product Agent is the only party that desires to terminate with respect to such REX-USCF Fund, then it shall provide ninety (90) days’ prior written notice to the Manager that it wishes to terminate with respect to such REX-USCF Fund.
(iii)	In the event that this Agreement is terminated with respect to any REX-USCF Fund, such REX-USCF Fund shall no longer constitute a REX-USCF Fund for the purposes of this Agreement, and the remainder of this Agreement shall not be affected thereby.
(e)	Rights on Termination of the Agreement or any REX-USCF Fund. Upon termination of this Agreement, in whole or in part, the Product Agent and the Manager, as applicable, shall have a right to receive, solely with respect to any REX-USCF Fund for which this Agreement has been terminated, any payments as may be due and owing to the Product Agent or the Manager, as applicable, for the calendar month in which this Agreement is terminated; provided that once all such amounts have been paid by the Product Agent or the Manager, as applicable, with respect to such REX-USCF Fund, no further amounts shall be due under this Agreement.
10.	Cooperation Upon Change in Regulatory or Other Status or Upon Termination.
(a)	In the event that any license, approval, authorization, consent or agreement held, obtained or entered into by or on behalf of any REX-USCF Fund which is required for the operation of such REX-USCF Fund is terminated, revoked, or suspended by the relevant regulator, exchange, or third party, the Manager and the Product Agent shall cooperate to resolve and reinstate such license, approval authorization or consent using commercially reasonable efforts.

(b)	If the parties decide to terminate and wind down one or more REX-USCF Funds, upon termination of this Agreement or otherwise, the parties shall cooperate and take all necessary action to terminate such REX-USCF Fund in accordance with the terms of this Agreement, other agreements applicable to such REX-USCF Fund, all applicable law and acting in a commercially reasonable manner.
(c)	If a Terminating Party has provided notice of its desire to terminate with respect to a REX-USCF Fund pursuant to section 9(c)(ii), then the Non-Terminating Party shall have the right, but not the obligation, to request that the Terminating Party use commercially reasonable efforts to effect the transfer and assignment of the Terminating Party’s rights and responsibilities under applicable contracts for such REX-USCF Fund and to take other commercially reasonable action to assist the Non-Terminating Party in being able to continue operation of such REX-USCF Fund, such as causing the assignment, transfer, license or sublicense of any relevant intellectual property necessary to continue the operation of such REX-USCF Fund.
11.	Confidentiality. The Manager, the Product Agent and the CTA Affiliate, if any, agree to maintain the confidentiality of the Confidential Information (as defined below), except that the Confidential Information may be disclosed (a) to their respective affiliates and their respective affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Confidential Information confidential), (b) to the extent requested by any governmental authority, taxing authority or self-regulatory authority, (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement, (e) in the regulatory filings of the Trust and any REX-USCF Fund, in a manner determined to be appropriate or required by the Manager by or on behalf of the Trust and any REX-USCF Fund, (f) with the consent of the other party. For the purpose of this Agreement, “Confidential Information” means in relation to any party all confidential and proprietary information (whether such information is in oral or written form or is recorded in any other medium) relating to the REX-USCF Funds, other than any such information that is or becomes publicly available or available on a non-confidential basis, other than as a result of a breach of this section 11. The provisions of this section 11 contain the entire agreement between the parties hereto with respect to the subject matter set forth in this section 11 and the provisions of this section 11 supersede the provisions of that certain confidentiality agreement between the Manager and the Product Agent entered into by the parties prior to the Initial Effective Date.

12.	Non-Competition. The Product Agent and the Manager agree that, for the term of this Agreement and for a period of one year commencing on the date of termination of this Agreement, neither party shall, directly or indirectly, without the consent of the other party, engage in, and shall not permit any of its affiliates to, directly or indirectly, engage in, or assist others in engaging in, the formation, operation or management of a fund that has (a) a primary investment objective to provide exposure to master limited partnerships or an index thereon or (b) a primary investment objective that the daily changes in percentage terms of its shares’ per share net asset value reflect a fixed ratio of between 250% and 350% the daily change in percentage terms of the price of one or more oil futures contracts or an index thereof; provided, however, that this section shall not limit the Manager with respect to other funds that utilize leverage, daily rebalancing, oil investments, or any combination thereof, and that may, from time to time, resemble the Leveraged Oil Funds as part of a rules based methodology, or (c) a primary investment objective that the daily changes in percentage terms of its shares’ per share net asset value reflect a fixed ratio of between -250% and -350% the daily change in percentage terms of the price of one or more oil futures contracts or an index thereof; provided, however, that this section shall not limit the Manager with respect to other funds that utilize leverage, daily rebalancing, oil investments, or any combination thereof, and that may, from time to time, resemble the Leveraged Oil Funds as part of a rules based methodology.
13.	No Exclusivity. The services of the Manager and Product Agent are not to be deemed exclusive, and the Manager and Product Agent and their directors, officers, employees and affiliates shall be free to render similar services to others so long as its services to the Trust are not impaired thereby.
14.	No Partnership. Nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between the Manager, on the one hand, and the Product Agent, on the other hand.
15.	No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.
16.	Amendments. This Agreement may be amended in writing by mutual consent of all of the parties.
17.	Governing Law. This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of the State of New York, without reference to its conflicts of law principles.
18.	Severability. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

19.	Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:
To the Manager at:	United States Commodity Funds LLC 1999 Harrison Street, Suite 1530 Oakland, CA 94612

To the Product Agent at:	REX MLPshares, LLC 44 Post Road West Westport, CT 06880

20.	Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter. Appendix A to this Agreement shall be incorporated into this Agreement and made a part hereof.
21.	Interpretation. When reference is made in this Agreement to a section, such reference shall be to a section of this Agreement, unless otherwise indicated. The defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
22.	No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
23.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have entered into this Second Amended and Restated Consulting and Services Agreement, and intend to be legally bound by it, as of the Effective Date.

MANAGER:		PRODUCT AGENT:

United States Commodity Funds LLC		REX MLPshares, LLC

By:	/s/ John Love	By:	/s/ Greg King

Name:	John Love	Name:	Greg King

Title:	President	Title:	President